Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-63880 on Form S-8 of Monro, Inc. of our report dated June 29, 2026, relating to our audit of the financial statements and supplemental schedule of Monro, Inc. 401(k) Plan as of and for the year ended December 31, 2025, which appears in this Annual Report on the Form 11-K of the Monro, Inc. 401(k) Plan for the year ended December 31, 2025.

/s/ WithumSmith+Brown, P.C.

Buffalo, New York
June 29, 2026

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